As filed with the Securities and Exchange Commission on May 13, 2008.

Registration No. 333-118745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	65-0774638	2121
(State or other jurisdiction of	(I.R.S. Identification Number)	(Primary Standard Industrial
incorporation or organization)		Classification Code Number)

3601 Clover Lane
New Castle, Pennsylvania 16105
Telephone (724) 654-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Granville
3601 Clover Lane
New Castle, Pennsylvania 16105
Telephone (724) 654-9300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Quentin Collin Faust, Esq.
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Telephone (214) 659-4400

_________________________

EXPLANATORY NOTE

On September 2, 2004, Axion Power International, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (No. 333-118745) (as amended by Amendment No. 2 on Form S-1 to Form S-3 on September 2, 2004, Amendment No. 2 to Form S-1 on October 7, 2004, Amendment No. 3 to Form S-1 on November 24, 2004, Amendment No. 4 to Form S-1 on December 17, 2004, Amendment No. 5 to Form S-1 on December 22, 2004 and Post-Effective Amendment No. 2 to Form S-1 on May 3, 2006), registering an aggregate of 7,327,500 shares of common stock (the “Common Stock”) to be distributed or sold in connection with the Chapter 11 reorganization of Mega-C Power Corporation.

The Registrant is filing this Post-Effective Amendment to de-register and remove from registration all of the Common Stock that are registered pursuant to the above-named Registration Statement on Form S-1 that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Castle, State of Pennsylvania, on May 13, 2008.

AXION POWER INTERNATIONAL, INC.

By:	/s/ Thomas Granville
Thomas Granville Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Carr Conway, Jr.
Andrew Carr Conway, Jr.	Chief Financial Officer	May 13, 2008

/s/ Stanley A. Hirschman
Stanley A. Hirschman	Director	May 13, 2008

/s/ Robert G. Averill
Robert G. Averill	Director	May 13, 2008

Glenn Patterson	Director	May 13, 2008

/s/ Michael Kishinevsky
Michael Kishinevsky	Director	May 13, 2008

Igor Filipenko	Director	May 13, 2008

/s/ Howard K. Schmidt
Howard K. Schmidt	Director	May 13, 2008

/s/ D. Walker Wainwright
D. Walker Wainwright	Director	May 13, 2008